EXHIBIT 31.2

CERTIFICATION

I, Domonic J. Carney, certify that:

1.	I have reviewed this report on Form 10-K/A of ShiftPixy, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

DATE: January 12, 2021	/s/ Domonic J. Carney Domonic J. Carney Chief Financial Officer